EXHIBIT 8(w)


             FORM OF AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT
                                      AMONG
                       INDIANAPOLIS LIFE INSURANCE COMPANY
          (SUCCESSOR IN INTEREST TO IL ANNUITY AND INSURANCE COMPANY),
                         PIMCO VARIABLE INSURANCE TRUST,
                                       AND
                          PIMCO ADVISORS DISTRIBUTORS LLC
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                                                                    EXHIBIT 8(w)


                 AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT
                 ----------------------------------------------

                                      AMONG

                       INDIANAPOLIS LIFE INSURANCE COMPANY

          (SUCCESSOR IN INTEREST TO IL ANNUITY AND INSURANCE COMPANY),

                         PIMCO VARIABLE INSURANCE TRUST,

                                       AND

                          PIMCO ADVISORS DISTRIBUTORS LLC
                     (formerly PIMCO FUNDS DISTRIBUTORS LLC)

         The Participation Agreement, dated the 1st day of October, 1999, as amended April 1, 2000, by and among Indianapolis Life Insurance Company (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account set forth in the attached Schedule A, PIMCO Variable Insurance Trust, a Delaware business trust, and PIMCO Advisors Distributors LLC, a Delaware limited liability corporation, is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

         2. All references to PIMCO Funds Distributors LLC are hereby changed to "PIMCO Advisors Distributors LLC" to reflect the name change of the Underwriter.

         3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

ARTICLE XI. Notices
            -------

            Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:           PIMCO Variable Insurance Trust
                                   840 Newport Center Drive, Suite 300
                                   Newport Beach, CA 92660

         If to the Company:        Indianapolis Life Insurance Company
                                   555 South Kansas Avenue
                                   Topeka, Kansas 66603
                                   Attention:  Michael H. Miller, Vice President

                                   and

                                   Ameritas Life Insurance Corp.
                                   5900 O Street
                                   Lincoln, Nebraska 68510
                                   Attention:  Debra Powell
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         If to the Underwriter:    PIMCO Advisors Distributors LLC
                                   2187 Atlantic Street
                                   Stamford, CT 06902



         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 30, 2003.

INDIANAPOLIS LIFE INSURANCE COMPANY
                                             By its authorized officer

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

PIMCO VARIABLE INSURANCE TRUST
                                             By its authorized officer

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

PIMCO ADVISORS DISTRIBUTORS LLC
                                             By its authorized officer

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

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